EXHIBIT 10.27



                               SECURITY AGREEMENT

                                      among

                              COINMACH CORPORATION,


                             EACH OF THE GUARANTORS
                                  PARTY HERETO

                                       and

                             BANKERS TRUST COMPANY,
                               as Collateral Agent


                          Dated as of January 25, 2002

                                TABLE OF CONTENTS

                                                                                                         Page


                                    ARTICLE I

                               SECURITY INTERESTS

Section 1.1.   Grant of Security Interests................................................................2
Section 1.2.   Power of Attorney..........................................................................3


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.   Necessary Filings..........................................................................4
Section 2.2.   No Liens...................................................................................4
Section 2.3.   Other Financing Statements.................................................................4
Section 2.4.   Chief Executive Office; Records; Corporate Name; Jurisdiction of
               Incorporation..............................................................................5
Section 2.5.   Location of Inventory and Equipment........................................................5
Section 2.6.   Recourse...................................................................................5
Section 2.7.   Trade Names: Change of Name................................................................5
Section 2.8.   Benefit to Guarantors......................................................................6
Section 2.9.   Joinder of Affiliates......................................................................6


                                   ARTICLE III

            SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
               INSTRUMENTS AND CERTAIN OTHER TYPES OF COLLATERAL

Section 3.1.   Additional Representations and Warranties..................................................6
Section 3.2.   Maintenance of Records.....................................................................7
Section 3.3.   Direction to Account Debtors; Contracting Parties; etc.....................................7
Section 3.4.   Modification of Terms; etc.................................................................8
Section 3.5.   Collection.................................................................................8
Section 3.6.   [Intentionally Omitted]....................................................................8
Section 3.7.   Further Actions............................................................................8
Section 3.8.   Special Provisions Regarding Certain Types of Collateral...................................8


                                   ARTICLE IV

                       SPECIAL PROVISIONS CONCERNING MARKS

Section 4.1.   Additional Representations and Warranties.................................................11
Section 4.2.   Licenses and Assignments..................................................................12
Section 4.3.   Infringements.............................................................................12
Section 4.4.   Preservation of Trademarks................................................................12



                                      -i-

                                Table of Contents
                                   (continued)
                                                                                                       Page

Section 4.5.   Maintenance of Registration...............................................................12
Section 4.6.   Future Registered Marks...................................................................13
Section 4.7.   Remedies..................................................................................13


                                    ARTICLE V

              SPECIAL PROVISIONS CONCERNING PATENTS AND COPYRIGHTS

Section 5.1.   Additional Representations and Warranties.................................................13
Section 5.2.   Licenses and Assignments..................................................................14
Section 5.3.   Infringements.............................................................................14
Section 5.4.   Maintenance of Patents....................................................................14
Section 5.5.   Prosecution of Patent Application.........................................................14
Section 5.6.   Other Patents and Copyrights..............................................................14
Section 5.7.   Remedies..................................................................................15


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

Section 6.1.   Protection of Collateral Agent's Security.................................................15
Section 6.2.   Warehouse Receipts Non-negotiable.........................................................15
Section 6.3.   Further Actions...........................................................................16
Section 6.4.   Financing Statements......................................................................16


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 7.1.   Remedies; Obtaining the Collateral Upon Default...........................................16
Section 7.2.   Remedies; Disposition of the Collateral...................................................17
Section 7.3.   Waiver of Claims..........................................................................18
Section 7.4.   Application of Proceeds...................................................................19
Section 7.5.   Remedies Cumulative.......................................................................21
Section 7.6.   Discontinuance of Proceedings.............................................................22
Section 7.7.   Additional Remedies With Respect to Collateral Located in Louisiana.......................22


                                  ARTICLE VIII

                                    INDEMNITY

Section 8.1.   Indemnity.................................................................................23
Section 8.2.   Indemnity Obligations Secured by Collateral; Survival.....................................25



                                      -ii-

                                Table of Contents
                                   (continued)
                                                                                                        Page


                                   ARTICLE IX

                                   DEFINITIONS



                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1.   Notices...................................................................................32
Section 10.2.   Waiver; Amendment.........................................................................33
Section 10.3.   Obligations Absolute......................................................................33
Section 10.4.   Successors and Assigns....................................................................33
Section 10.5.   Headings Descriptive......................................................................34
Section 10.6.   Severability..............................................................................34
Section 10.7.   GOVERNING LAW.............................................................................34
Section 10.8.   Pledgor's Duties..........................................................................34
Section 10.9.   Termination; Release......................................................................34
Section 10.10.  Counterparts..............................................................................35
Section 10.11.  The Collateral Agent......................................................................35


Exhibit 1       Form of Joinder Agreement

                               SECURITY AGREEMENT


         SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 25, 2002, by COINMACH CORPORATION (the "Borrower"), a Delaware corporation having an office at 303 Sunnyside Boulevard, Plainview, New York, 11803, and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO and EACH OF THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"; together with the Borrower, the "Pledgors") in favor of BANKERS TRUST COMPANY, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent") for the benefit of (x) the Banks (as hereinafter defined), the Administrative Agent (as hereinafter defined), the Syndication Agents (as hereinafter defined), the Lead Arranger and Book Manager (as hereinafter defined), the Collateral Agent, the Documentation Agent (as hereinafter defined) and any other lenders from time to time party to the Credit Agreement hereinafter referred to (such Banks, the Administrative Agent, the Syndication Agents, the Lead Arranger and Book Manager, the Documentation Agent the Collateral Agent and such other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if one or more Banks (or any Affiliate thereof) enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements (each as hereinafter defined) from time to time with, or guaranteed by, any Pledgor, any such Bank or Banks or any Affiliate or Affiliates of such Bank or Banks (even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) so long as any such Bank or Affiliate participates in the extension of such Interest Rate Protection Agreements or Other Hedging Agreements, and their subsequent assigns, if any (collectively, the "Other Creditors"; together with the Bank Creditors, the "Secured Creditors"). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

                                R E C I T A L S:
                                - - - - - - - -

         1. Coinmach Laundry Corporation, the Borrower, the Guarantors, the lenders from time to time party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent (in such capacity and together with any successors in such capacity, the "Administrative Agent" and Collateral Agent ), Deutsche Banc Alex. Brown Inc., as Lead Arranger and Book Manager (in such capacities and together with any successors in such capacities, the "Lead Arranger and Book Manager") , J.P. Morgan Securities Inc. and First Union Securities, Inc. as Syndication Agents (in such capacities and together with any successors in such capacities, the "Syndication Agents"), and Credit Lyonnais New York Branch, as Documentation Agent (in such capacity and together with any successors in such capacity, the "Documentation Agent"), have entered into a Credit Agreement, dated as of the date hereof, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (such agreement, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring of, all or any portion of the Indebtedness under such agreement or any successor agreement, the "Credit Agreement").

         2. The Pledgors may at any time and from time to time enter into, or guarantee obligations of one or more other Pledgors under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Other Creditors.

         3. Each Guarantor has, pursuant to the provisions of the Credit Agreement, guaranteed the Obligations of the Borrower under the Credit Agreement and the other Credit Documents.

         4. Each Guarantor has received and will continue to receive substantial benefit from the execution, delivery and performance of the Credit Agreement and has agreed to grant to the Collateral Agent Liens on and security interests in the Collateral owned by it to secure the Obligations.

         5. It is a condition to each of the above-described extensions of credit to the Pledgors that the Pledgors shall have executed and delivered this Agreement.

         6. The Pledgors desire to enter into this Agreement in order to satisfy the condition described in the preceding paragraph.


                               A G R E E M E N T:
                               - - - - - - - - -

         NOW, THEREFORE, in consideration of the above-described extensions of credit to be made to the Pledgors and other benefits accruing to the Pledgors, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:


                                   ARTICLE I

                               SECURITY INTERESTS

         Section 1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Pledgor does hereby collaterally assign and transfer unto the Collateral Agent for the benefit of the Secured Creditors, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject to Liens evidenced by Permitted Filings and other Permitted Liens) in, all of the right, title and interest of such Pledgor in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

          (i)      all Equipment;

          (ii)     all Inventory;

          (iii)    all Contracts, together with all Contract Rights thereunder;

          (iv)     all Instruments;

          (v)      all General Intangibles;

          (vi)     all Accounts;

          (vii)    all Insurance Policies;

          (viii)   all Intellectual Property;

          (ix)     all Chattel Paper;

          (x)      all Investment Property and Financial Assets;

          (xi) all Deposit Accounts, including, without limitation, the Cash Collateral Account established for the Pledgors and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account;

          (xii)    all Letter-of-Credit Rights;

          (xiii)   all Goods;

          (xiv) all Commercial Tort Claims, including, without limitation, each Specified Commercial Tort Claim;

          (xv)     all Documents;

          (xvi)    all Fixtures;

          (xvii) all Supporting Obligations relating to any and all of the foregoing;

          (xviii) all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to any and all items of Collateral; and

          (xix) to the extent not covered by clauses (i) through (xviii) of this sentence, all other personal property whether tangible or intangible wherever located; and

          (xx)     all Proceeds of any and all of the foregoing.

         (b) The security interests of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which each Pledgor may acquire at any time during the continuation of this Agreement.

         Section 1.2. Power of Attorney. Each Pledgor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Pledgor or as otherwise provided herein), in the Collateral Agent's reasonable discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Pledgor represents, warrants and covenants, as of the date hereof, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         Section 2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by each Pledgor to the Collateral Agent hereby in respect of the Collateral are set forth in Schedule 8 to the Perfection Certificate. To the knowledge of each Pledgor, such filings, registrations and recordings have been filed, registered or recorded or concurrently herewith are being filed, registered or recorded and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes or shall constitute, upon such filing, registration or recordings, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Schedule 6 to the Perfection Certificate (the "Permitted Filings") and to any other Permitted Liens, and is or shall be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code to the extent complied with or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

         Section 2.2. No Liens. Each Pledgor is, and as to Collateral acquired by it from time to time after the date hereof such Pledgor will be, the owner of all of the Collateral pledged by it hereunder free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, Permitted Liens or Liens evidenced by the Permitted Filings), and such Pledgor shall use its good faith efforts to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         Section 2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Schedules 6 and 8 to the Perfection Certificate and as may be filed in connection with Permitted Liens. So long as any Commitment has not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate
Protection Agreement or Other Hedging Agreement remains in effect or any obligations are owed with respect thereto, no Pledgor shall execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Pledgor or in respect of the Permitted Liens.

         Section 2.4. Chief Executive Office; Records; Corporate Name; Jurisdiction of Incorporation. (a) As of the date hereof, the chief executive office of each Pledgor is located at the location indicated on Schedule2(a) to the Perfection Certificate.

                  (b)  The  exact  legal   name,   type  of   organization   and
         jurisdiction of organization (together with the organizational identification number, if any, issued by such jurisdiction to each Pledgor) of each Pledgor is set forth in Schedule 1(a) to the Perfection Certificate. No Pledgor shall "reincorporate" or "reorganize" or otherwise cause the Collateral to be transferred to a Person incorporated or organized in another state except to the extent
         (i) permitted pursuant to the provisions of the Credit Agreement, (ii) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such transaction and providing such other information in connection therewith as the Collateral Agent may reasonably request, (iii) with respect to such transaction, such Pledgor shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect and (iv) the Collateral Agent shall have received reasonably satisfactory evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such actions) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         Section 2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Pledgor is located at one of the locations shown on the Schedules to Section 2 of the Perfection Certificate. No Pledgor shall establish a new location for Equipment and/or Inventory that shall cause the security interest of the Collateral Agent in such Equipment and/or Inventory granted hereby (x) to be unperfected or (y) to lose its priority.

         Section 2.6. Recourse. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

         Section 2.7. Trade Names: Change of Name. No Pledgor has or operates in any jurisdiction under, or in the preceding 5 years has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Schedules 1(b) and 1(c) to the Perfection Certificate. No Pledgor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading within the meaning of Section 9-507 of the UCC except those names listed on Schedule 1(b) and 1(c) to the Perfection Certificate and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.7. No Pledgor shall assume or operate in any jurisdiction under any new trade, fictitious or other name that would make any financing statement or continuation statement filed in connection therewith, seriously misleading within the meaning of

Section 9-507 of the UCC until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all reasonable action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         Section 2.8. Benefit to Guarantors. Each Guarantor will receive substantial benefit as a result of the execution, delivery and performance of the Credit Documents.

         Section 2.9. Joinder of Affiliates. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Creditors pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a joinder agreement substantially in the form of Exhibit 1 annexed hereto (each, a "Joinder Agreement") and, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.


                                  ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                     ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS
                      AND CERTAIN OTHER TYPES OF COLLATERAL

         Section 3.1. Additional Representations and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account, and all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto to the actual knowledge of such Pledgor (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and (iv) will be in compliance and will conform in each case in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

         Section 3.2. Maintenance of Records. Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of its Accounts and Contracts, including, but not limited to, the originals or copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Pledgor will make the same available on such Pledgor's premises to the Collateral Agent for inspection, at such Pledgor's own cost and expense, at any and all reasonable times; provided, however, if no Event of Default has occurred and is then continuing, the Collateral Agent shall give such Pledgor reasonable prior written notice of any such inspection. Upon the occurrence and during the continuance of an Event of Default and upon the reasonable request of the Collateral Agent, each Pledgor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of an Event of Default and the delivery by the Collateral Agent of notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, if the Collateral Agent so directs, each Pledgor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and the Contracts, as well as all books, records and documents of such Pledgor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

         Section 3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default and delivery of notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, and if the Collateral Agent so directs each Pledgor, to the extent permitted by applicable law, each Pledgor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Pledgor. Without notice to or assent by any Pledgor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Pledgor or the Collateral Agent, shall be borne by the Pledgors.

         Section 3.4. Modification of Terms; etc. Except as otherwise provided in the Credit Agreement, no Pledgor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any term relating to such indebtedness or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent (not to be unreasonably withheld), except as permitted by Section 3.5. Except as otherwise provided in the Credit Agreement, each Pledgor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts and Contracts and will do nothing to impair in any material respect the rights of the Collateral Agent in the Accounts or Contracts.

         Section 3.5. Collection. Each Pledgor shall endeavor to cause to be collected from the account debtor named in each of its Accounts or obligor under any of its Contracts, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract, except that, unless an Event of Default has occurred and is continuing and the Collateral Agent has delivered notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, such Pledgor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, as such Pledgor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by any Pledgor or the Collateral Agent, shall be borne by the Pledgors.

         Section 3.6. [Intentionally Omitted]

         Section 3.7. Further Actions. Each Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

         Section 3.8. Special Provisions Regarding Certain Types of Collateral.

                  (a) Deposit Accounts, Securities Accounts and Commodity Accounts. (i) Each Pledgor hereby represents, warrants and covenants that (A) it does not maintain any Securities Accounts or Commodity Accounts with any Securities Intermediary or Commodity Intermediary other than the Securities Accounts and/or Commodity Accounts listed in
         Schedule 15 to the Perfection Certificate and (B) it shall not in the future maintain any Securities Accounts or Commodity Accounts except with any Securities Intermediary or Commodity Intermediary in accordance with the provisions of this Section 3.8. Each Pledgor hereby represents and warrants that it does not maintain any Deposit Accounts other than the Deposit Accounts listed in Schedule 15 to the Perfection Certificate the ("Existing Deposit Accounts"). Each Pledgor agrees that, consistent with its existing practice, it shall (i) deposit all amounts collected in the ordinary course of its business into the Existing Accounts and (ii) sweep all such amounts into the Concentration Account every day, as necessary and (iii) maintain and operate the Concentration Account and no other Deposit Account serving the function of the Concentration Account into which amounts collected in the ordinary course of business are swept. No Pledgor shall hereafter establish and maintain any Deposit Account, Securities
         Account or Commodity Account with any Depository Bank, Securities Intermediary or Commodity Intermediary, respectively, unless (1) such Pledgor shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to establish such new Deposit Account, Securities Accounts or Commodity Accounts with such Depository Bank, Securities Intermediary or Commodity Intermediary, (2) such Depository Bank, Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) in the case of a new Concentration Account, the Pledgor shall have used commercially reasonable efforts to cause such Depository Bank (in the case of any new Concentration Account unless otherwise agreed to in the sole discretion of the Collateral Agent), Securities Intermediary or Commodity Intermediary to enter into a Control Agreement. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into a Designated Account.

                    (ii) Each Pledgor hereby acknowledges and agrees that notwithstanding any provisions hereof or any other circumstance to the contrary, the Pledgors will use commercial reasonable efforts to cause the Collateral Agent at all times to (A) have "control" (as defined in
         Section 8-106 of the UCC) of all Investment Property, as confirmed in one or more Control Agreements in respect thereof, and (B) be authorized to direct the applicable Securities Intermediary or Commodity Intermediary with respect to such Investment Property to comply without further consent of such Pledgor or any investment manager or any other Person acting or purporting to act for any Pledgor being required, with all Entitlement Orders originated by the
         Collateral Agent with respect to the Investment Property. The Collateral Agent hereby agrees that it shall not issue any Entitlement Orders to any Securities Intermediary or Commodity Intermediary in respect of the Investment Property except in connection with the Collateral Agent's exercise of remedies upon the occurrence of an Event of Default.

                    (iii) Each Pledgor hereby acknowledges and agrees that notwithstanding any provisions hereof or any other circumstance to the contrary, the Pledgors will use commercially reasonable efforts to cause the Collateral Agent at all times to (A) have "control" (as defined in Section 9-104 of the UCC) of the Concentration Account, as confirmed in the Control Agreement in respect thereof, and (B) be authorized to direct the institution maintaining the Concentration Account to comply without further consent of any Pledgor or any person acting or purporting to act for any Pledgor being required, with all instructions originated by the Collateral Agent directing disposition of the funds in the Concentration Account. The Collateral Agent hereby agrees that it shall not issue any such instructions to the institution maintaining the Concentration Account except in connection with the Collateral Agent's exercise of remedies upon the occurrence of an Event of Default.

                    (iv) So long as no Event of Default has occurred and is continuing, each Pledgor may trade, sell, exchange, lend, apply or transfer funds or Investment Property from any Deposit Account, Securities Account or Commodities Account, in each case to the extent not inconsistent with the other provisions hereof or the provisions of the Credit Agreement; and

                    (v)  As between the Collateral Agent and each  Pledgor, such
         Pledgor shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or the destruction of any cash or the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary or a Depository Bank, such Pledgor or any other Person; provided, however, that nothing contained in this Section 3.8(a)(v) shall release or relieve any Securities Intermediary, Commodity Intermediary or Depository Bank of its duties and obligations to such Pledgors or any other Person under the applicable Control Agreement or under applicable law. Each Pledgor shall promptly pay all charges and fees of whatever kind or nature with respect to the cash or Investment Property pledged by it or under this Agreement. In the event such Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and such Pledgor shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.8(a)(v) in accordance with
         Section 8.1 hereof.


                  (b)  Instruments  and Tangible  Chattel  Paper.  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper in an amount in excess of $250,000, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. As of the date hereof, such Instruments and Tangible Chattel Paper are set forth on Schedule 11 to the Perfection Certificate.

                  (c)  Electronic Chattel Paper and Transferable Records. If any
         amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Pledgor acquiring such Electronic Chattel Paper or Transferable record shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for such Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC
         Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Pledgor with respect to such electronic chattel paper or transferable record.

                  (d) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, such Pledgor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit.

                  (e) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

                  (f) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall, upon the request of the Collateral Agent, deliver to the Administrative Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership owned by it) with the Collateral Agent listed as lienholder therein.


                                   ARTICLE IV

                       SPECIAL PROVISIONS CONCERNING MARKS

         Section 4.1. Additional Representations and Warranties. Each Pledgor represents and warrants that, as of the date hereof, it is the true and lawful exclusive owner of its Trademarks listed in Schedule 13(a) to the Perfection Certificate and that said listed Trademarks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office. Each Pledgor represents and warrants that, to the best of its knowledge, it owns or is licensed to use or is not prohibited from using all Trademarks that it uses. Each Pledgor further warrants that it is aware of no third party claim that any aspect of such Pledgor's present or contemplated business operations infringes or will infringe any Trademark. Each Pledgor represents and warrants that it is the owner of record of all United States registrations and applications listed in Schedule 13(a) to the Perfection Certificate and that said registrations are valid, subsisting, have not been canceled and that such Pledgor is not aware of any third-party claim that any of said registrations is invalid or unenforceable. Each Pledgor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default and delivery of notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Trademark and associated Goodwill, and record the same.

         Section 4.2. Licenses and Assignments. Other than the license agreements listed on Schedule 13(a) to the Perfection Certificate and any extensions or renewals thereof, each Pledgor hereby agrees not to divest itself of any right under any Significant Trademark absent prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

         Section 4.3. Infringements. Each Pledgor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Pledgor's rights in and to any Significant Trademark, or with respect to any party claiming that such Pledgor's use of any Significant Trademark violates any property right of that party, in each case to the extent that such Pledgor reasonably believes that such infringement or violation is material to its business. Each Pledgor further agrees, if consistent with good business practice and unless otherwise agreed by the Collateral Agent, diligently to prosecute any Person infringing any Significant Trademark to the extent that such Pledgor reasonably believes that such infringement is material to its business.

         Section 4.4. Preservation of Trademarks. Each Pledgor agrees to use its Significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Significant Trademarks as trademarks or service marks registered under the laws of the United States.

         Section 4.5. Maintenance of Registration. Each Pledgor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Significant Trademarks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all reasonable administrative and judicial remedies without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

         Section 4.6. Future Registered Marks. If any Trademark registration issues hereafter to any Pledgor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate such Pledgor shall deliver a copy of such certificate, and a grant of security interest in such Trademark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

         Section 4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, upon delivery to the Borrower of written notice in accordance with Section 10 of the Credit Agreement to the extent such notice is required by Section 10 of the Credit Agreement, take any or all of the following actions: (i) declare the entire right, title and interest of each
Pledgor in and to each of the Trademarks and the Goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Trademarks and the Goodwill of each Pledgor's business symbolized by the Trademarks and the right to carry on the business and use the assets of each Pledgor in connection with which the Trademarks have been used; and (iii) direct each Pledgor to refrain, in which event such Pledgor shall refrain, from using the Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Pledgor's corporate name to eliminate therefrom any use of any Trademark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Trademarks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.


                                   ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                             PATENTS AND COPYRIGHTS

         Section 5.1. Additional Representations and Warranties. Each Pledgor represents and warrants that to the best of its knowledge, as of the date hereof, it is the true and lawful exclusive owner of all rights in its Patents listed in Schedule 13(a) to the Perfection Certificate and in the Copyrights listed in Schedule 13(b) to the Perfection Certificate hereto, that said Patents include all the United States patents and applications for United States patents that such Pledgor now owns and that said Copyrights constitute all the United States Copyrights registered with the United States Copyright Office and applications for United States copyrights that the Pledgor now owns. Each Pledgor represents and warrants that to the best of its knowledge, as of the date hereof, it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under. Such Pledgor further warrants that it is aware of no third party claim that any aspect of such Pledgor's present or contemplated business operations infringes or will infringe any Patent or any Copyright. Each Pledgor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default and delivery of notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to
Section 10 of the Credit Agreement, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and record the same.

         Section 5.2. Licenses and Assignments. Other than the license agreements listed on Schedules 13(a) and 13(b) to the Perfection Certificate and any extensions or renewals thereof, each Pledgor hereby agrees not to divest itself of any right under any Significant Patent or Significant Copyright absent prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

         Section 5.3. Infringements. Each Pledgor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Pledgor with respect to any infringement or other violation of such Pledgor's rights in any Significant Patent or Significant Copyright, or with respect to any claim that practice of any Significant Patent or Significant Copyright violates any property right of that party, in each case to the extent that such Pledgor reasonably believes that such infringement or violation is material to its business. Each Pledgor further agrees, consistent with good business practice and absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Significant Patent or Significant Copyright to the extent that such Pledgor reasonably believes that such infringement is material to its business, which consent shall not be unreasonably withheld.

         Section 5.4. Maintenance of Patents. At its own expense, each Pledgor shall make timely payment of all post-issuance fees required pursuant to 15 U.S.C.ss. 41 to maintain in force rights under each Significant Patent.

         Section 5.5. Prosecution of Patent Application. At its own expense, each Pledgor shall diligently prosecute all applications for Significant Patents listed in Schedule 13(a) to the Perfection Certificate and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

         Section 5.6. Other Patents and Copyrights. Within 30 days of acquisition of any Patent or Copyright, or of filing of an application for any Patent or Copyright, each Pledgor shall deliver to the Collateral Agent a copy of such Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

         Section 5.7. Remedies. If an Event of Default shall occur and be continuing and Collateral Agent has delivered notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, the Collateral Agent may by written notice to the Borrower, take any or all of the following actions:
(i) declare the entire right, title, and interest of each Pledgor in each of its Patents and Copyrights vested, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct each Pledgor to refrain, in which event such Pledgor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and such Pledgor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

         Section 6.1. Protection of Collateral Agent's Security. No Pledgor will do anything to impair in any material respect the rights of the Collateral Agent in the Collateral. Each Pledgor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Pledgor's own expense to the extent and in the manner provided in the Credit Agreement. If such Pledgor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if such Pledgor shall fail to so endorse and deposit all policies with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to such Pledgor, to procure such insurance and such Pledgor agrees to promptly reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 or as otherwise provided in the Credit Agreement. Each Pledgor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Pledgor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Pledgor unless such loss or damage is finally judicially determined to have been incurred by reason of the gross negligence or willful misconduct of any Secured Creditor or any agent of any Secured Creditor or the failure of a Secured Creditor, in exercising its remedies hereunder, to act in a commercially reasonable manner.

         Section 6.2. Warehouse Receipts Non-negotiable. Each Pledgor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         Section 6.3. Further Actions. Each Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral in accordance with the terms hereof.

         Section 6.4. Financing Statements. Each Pledgor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all applicable jurisdictions or any other applicable law. Each Pledgor will pay any applicable filing fees, recordation taxes and related expenses. Each Pledgor authorizes the Collateral Agent to file any such financing statements without the signature of such Pledgor where permitted by law including, without limitation, the filing of financing statements describing the Collateral as "all assets in which the Debtor now owns or hereafter acquires rights."

                                  ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         Section 7.1. Remedies; Obtaining the Collateral Upon Default. Each Pledgor agrees that, if any Event of Default shall have occurred and be continuing and the Collateral Agent shall have delivered to the Borrower notice in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all applicable jurisdictions and may also (subject to laws and regulations governing the national security of the United States):

                  (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from such Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Pledgor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Pledgor; possession of machinery shall, however, be subject to the terms of the Location Leases; and

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Pledgor in respect of such Collateral; and

                  (c) withdraw all monies,  securities  and  instruments  in the
         Cash   Collateral   Account  for  application  to  the  Obligations  in
         accordance with Section 7.4; and

                  (d) sell, assign or otherwise liquidate, or direct such Pledgor to sell, assign or otherwise liquidate, any or all of its Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                  (e) take possession of the Collateral or any part thereof, by directing such Pledgor in writing to deliver the same to the Collateral Agent at any commercially reasonable place or places designated by the Collateral Agent, in which event such Pledgor shall at its own expense:

                         (i) forthwith cause the Collateral pledged by it to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, and

                         (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in
                         Section 7.2, and

                         (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (f) license or sublicense (to the extent not in violation of the license), whether on an exclusive or nonexclusive basis, any Trademarks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its commercially reasonable judgment determine;

it being understood that such Pledgor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Pledgor of said obligation.

         Section 7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine; provided that such terms shall be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any commercially reasonable overhaul or repair made by or at the direction of the Collateral Agent. To the extent permitted by any requirement of law, the Collateral Agent and the Secured Creditors or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any

Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Each Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor's reasonable expense.

         Section 7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S
TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Pledgor hereby further waives, to the extent permitted by law:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct or failure to act, in exercising its remedies hereunder, in a commercially reasonable manner;

                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws unless such action or threatened action is not commercially reasonable.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of each Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Pledgor other than any Collateral remaining after payment in full of the Obligations.

         Section 7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent any Pledge Agreement or any Mortgage to which any Pledgor is a party requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Agreement, the pledgee or mortgagee under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(f), with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to
         Section 10.9(a) hereof, to the applicable Pledgor or to whomever may be lawfully entitled to receive such surplus.

         (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, reasonable attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

         (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only)
(i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be immediately distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

         (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit
Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be distributed by the Collateral Agent in accordance with Section 7.4(a) hereof.

         (e) Except as set forth in Section 7.4(d), all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

         (f)  For purposes of applying payments received in accordance with this
Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreement or Other Hedging Agreements are in existence.

         (g) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses
(i) through (iii), inclusive, of Section 7.4(a), except to the extent that such proceeds are not applied by the Collateral Agent in accordance with this Agreement and the Credit Agreement.

         Section 7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or Other Hedging Agreements, the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy, renewal or extension of any of the Obligations and no course of dealing between any Pledgor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

         Section 7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case each Pledgor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

         Section 7.7. Additional Remedies With Respect to Collateral Located in Louisiana. Upon the occurrence and during the continuance of any Event of Default and provided that the Collateral Agent shall have delivered to the Borrower notice in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, Collateral Agent shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

                  (a) Default Remedies. In addition to the rights of Collateral Agent with respect to possessory collateral, Collateral Agent shall have the right, in accordance with the Credit Agreement, to accelerate payment of all amounts that each Pledgor may then owe to the Secured Creditors, which will then entitle Collateral Agent to foreclose under this Agreement under ordinary or executory process procedures, or under the seizure and disposition remedies set forth in R.S. 6:965 et seq. (where applicable), and to cause the Collateral to be immediately seized wherever found, and sold with or without appraisal, in regular session of court or in vacation, in accordance with applicable Louisiana law, without the necessity of further demanding payment from such Pledgor, or of notifying such Pledgor, or placing such Pledgor in default. For purposes of foreclosure under Louisiana executory process procedures, such Pledgor confesses judgment and acknowledges to be indebted to the Secured Creditors up to the full amount of the Obligations, in principal, interest, costs, expenses, attorney's fees and other fees and charges and all other amounts secured by this Agreement. To the extent permitted under applicable Louisiana law, each Pledgor additionally: (A) waives any benefit of appraisal as provided under Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale, recognizing that no appraisal shall be required prior to sale; (B) waives the demand and three days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (C) waives the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (D) waives the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (E) waives all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Each Pledgor further agrees that any declaration of fact made by authentic act before a Notary Public by a person declaring that such facts are within his or her knowledge shall constitute authentic evidence of such facts for purposes of foreclosure under applicable Louisiana law, such Pledgor further agrees that Collateral Agent may appoint a keeper of the Collateral in the event of foreclosure.

                  Should the Collateral for any reason be located in another state at or following any Event of Default, each Pledgor agrees that Collateral Agent may, in accordance with the terms hereof, take possession of the Collateral in any manner then permitted under the laws of the state in which the Collateral is then located or under the laws of Louisiana as then applicable, including R.S. 6:965 et seq. Should Collateral Agent for any reason have or acquire possession of the Collateral at or following default, Collateral Agent may sell the Collateral at public or private sale as authorized by Louisiana law or the applicable provisions of the Uniform Commercial Code or similar laws in effect in the state where the Collateral is then located. If Collateral Agent is required by law to give any Pledgor notice of the public or private sale of the Collateral, each Pledgor agrees that the requirements of reasonable notice shall be met if the Collateral Agent mails such notice to such Pledgor at the Borrower's address as shown in this Agreement at least ten (10) days before the time of any public sale or, if disposition is by private sale, at least ten (10) days before the time after which private sale may occur. If public sale is held, there will be sufficient compliance with all requirements of notice to the public by a single publication in a newspaper in general circulation in the parish or county where the Collateral is then located. This notice should include the time and place of sale, and a brief description of the property to be sold.

                  (b) Proceeds; Surplus; Deficiencies. Collateral Agent shall apply any proceeds derived or to be derived from the sale, collection or other disposition of the Collateral in the manner provided in
         Section 7.4 hereof. The Pledgors shall be entitled to any surplus if one results after application of the proceeds and the Pledgors shall remain liable for any deficiency.

                                  ARTICLE VIII

                                    INDEMNITY

         Section 8.1. Indemnity. (a) Each Pledgor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section
8.1 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called
"expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnities arising out of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses to the extent finally judicially determined to have been incurred by reason of the gross negligence or willful misconduct of such Indemnitee. Each Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, such Pledgor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Borrower of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 8.1(a), each Pledgor agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral as set forth herein and in the Credit Agreement.

         (c) Without limiting the application of Section 8.1(a) or (b), each Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material
misrepresentation  by  such  Pledgor  in  this  Agreement,   any  Interest

Rate Protection Agreement or other Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or other Hedging Agreement or any other Credit Document as set forth herein and in the Credit Agreement.

         (d) If and to the extent that the obligations of any Pledgor under this
Section 8.1 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         Section 8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnification obligations of each Pledgor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE IX

                                   DEFINITIONS

         (a) The following terms which are capitalized herein shall have the meanings given to them in the Uniform Commercial Code. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

              "Account:

              "Chattel Paper"

              "Commercial Tort Claim"

              "Commodity Account"

              "Commodity Intermediary"

              "Deposit Account"

              "Documents"

              "Electronic Chattel Paper"

              "Entitlement Holder"

              "Entitlement Order"

              "Equipment"

              "Financial Asset"

              "Fixtures"

              "General Intangibles"

              "Goods"

              "Inventory"

              "Investment Property"

              "Letter-of-Credit Right"

              "Letter of Credit"

              "Payment Intangible"

              "Securities Account"

              "Securities Intermediary"

              "Security"

              "Security Entitlement"

              "Supporting Obligations"

              "Tangible Chattel Paper"

         (b) The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Administrative Agent" shall have the meaning provided in Recital 1 of this Agreement.

                  "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

                  "Bank Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Banks" shall have the meaning provided in Recital 1 of this Agreement.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement

                  "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with the Collateral Agent for the benefit of the Secured Creditors.

                  "Class" shall have the meaning provided in Section 10.2 of this Agreement.

                  "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

                  "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Concentration Account" shall mean that certain Deposit Account established by the Borrower at First Union Bank, Branch #____, North Carolina, account number ____, in the name of the Borrower or any substitute or replacement thereof established in accordance with the provisions of Section 3.8(a) of this Agreement.

                  "Contract Rights" shall mean all rights of each Pledgor (including, without limitation, all rights to payment) under each Contract.

                  "Contracts" shall mean all contracts between each Pledgor and one or more additional parties (including, without limitation, (i) each partnership agreement to which such Pledgor is a party and (ii) any Interest Rate Protection Agreements or Other Hedging Agreements), but excluding (x) licenses to the extent that the terms thereof prohibit the assignment of, or granting of a security interest in, such licenses and (y) location contracts which have not, with the Collateral Agent's approval, been assigned to the Collateral Agent but, in each of the cases described in clauses (x) and (y) of this definition, excluding the right to receive any payment (including, without limitation, Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the Uniform Commercial Code (or any successor provisions of any jurisdiction or any other applicable law); provided, however, that at such time as such license is no longer subject to such prohibition, such license shall (without any act or delivery by any Person) constitute a Contract hereunder.

                  "Control Agreement" shall mean an agreement in form and substance reasonably acceptable to the Administrative Agent sufficient to establish "control" (as defined in Section 8-106 of the Uniform Commercial Code) over any applicable Investment Property (including, without limitation, any Securities Account or Commodity Account) or Deposit Account.

                  "Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) now owned or hereafter created or acquired by or assigned to such Pledgor, whether published or unpublished, and all copyright registrations and applications made by such Pledgor including, without limitation, the copyrights, registrations and applications listed in Schedule 13(b) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

                  "Credit Agreement" shall have the meaning provided in Recital 1 of this Agreement.

                  "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "Depository Bank" shall have the meaning provided to the term "bank" in Article 9 of the Uniform Commercial Code.

                  "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations, after the expiration of any applicable grace and cure periods.

                  "Goodwill" shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property in which such Pledgor has any interest and (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person or entity, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill.

                  "Guarantors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

                  "Instrument"  shall have the meaning  provided to such term in
Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York but shall not include any Location Leases.

                  "Insurance Policies" shall mean, collectively, with respect to each Pledgor, all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee (including, without limitation, the Required Insurance Policies), all such insurance policies entered into after the date hereof, other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies) and all rights, claims and recoveries relating thereto (including, without limitation, all dividends, returned premiums and other rights to receive money in respect of any of the foregoing).

                  "Intellectual Property" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

                  "Interest Rate Protection Agreements" shall have the meaning assigned to such term in the Credit Agreement.

                  "Joinder Agreement" shall have the meaning provided in Section
2.9 of this Agreement.

                  "Lead Arranger and Bank Manager" shall have the meaning provided in Recital 1 of this Agreement.

                  "Licenses"  shall  mean,  collectively,  with  respect to each
Pledgor, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedules 13(a) and 13(b) to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patents, trademarks or copyrights.

                  "Obligations" shall mean (i) (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of each Pledgor to the Bank Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by each Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (all such principal, interest, obligations and liabilities being herein collectively called the "Credit Agreement Obligations"); (ii) all obligations and liabilities owing by each Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by each Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause
(ii) being herein collectively called the "Other Obligations"); (iii) any and all sums reasonably advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral in accordance with the terms hereof and the other Credit Documents; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Pledgor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing and the Collateral Agent has given notice under Section 10 of the Credit Agreement to the extent such notice is required under Section 10 of the Credit Agreement, the commercially reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs in accordance with the terms hereof and the other Credit Documents; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                  "Other Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Other Hedging Agreements" shall have the meaning assigned to such term in the Credit Agreement.

                  "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Patents" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country), including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 13(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present or future infringements thereof.

                  "Perfection Certificate" shall mean that certain Perfection Certificate dated the Closing Date, delivered by the Borrower in favor of the Collateral Agent (for the benefit of the Secured Creditors), as such Perfection Certificate may be supplemented pursuant to each Joinder Agreement executed and delivered in accordance with the provisions of Section 2.9 of this Agreement.

                  "Permitted Filings" shall have the meaning provided in Section
2.1 of this Agreement.

                  "Permitted Liens" shall have the meaning provided in the Credit Agreement.

                  "Pledgors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Primary  Obligations"  shall  have the  meaning  provided  in
Section 7.4(b) of this Agreement.

                  "Proceeds" shall have the meaning provided to such term in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) (iii) instruments representing obligations to pay amounts in respect of any Collateral, (iv) products of the Collateral and
(v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

                  "Representative" shall have the meaning provided in Section 7.4(e) of this Agreement.

                  "Required Secured Creditors" shall mean (i) the Required Banks (or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks) under the Credit Agreement so long as any Credit Agreement Obligations remain outstanding and (ii) in any situation not covered by the preceding clause
(i), the holders of a majority of the outstanding principal amount of the Other Obligations.

                  "Requisite  Creditors"  shall  have the  meaning  provided  in
Section 10.2.

                  "Secondary  Obligations"  shall have the  meaning  provided in
Section 7.4(b) of this Agreement.

                  "Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Significant Copyrights" shall mean those Copyrights which each Pledgor believes in its reasonable judgment to be material to its business.

                  "Significant Patents" shall mean those Patents which each Pledgor believes in its reasonable judgment to be material to its business.

                  "Significant Trademarks" shall mean those Trademarks which each Pledgor believes in its reasonable judgment to be material to its business.

                  "Specified Commercial Tort Claims" shall mean each Commercial Tort Claim with respect to which the applicable Pledgor has complied with the provisions of Section 3.8(e).

                  "Syndication Agents" shall have the meaning provided in Recital 1 of this Agreement.

                  "Termination  Date" shall have the meaning provided in Section
10.9 of this Agreement.

                  "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, designs, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the registrations and applications listed in Schedule 13(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof,
(iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof,
(iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "Uniform Commercial Code" shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.


                                   ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Notices. All such notices and communications hereunder shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or as overnight courier, the case may be, or sent by telex or overnight, telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All notices, requests, demands or other communications shall be in writing and addressed as follows:

                  (a)  if to any Pledgor, at:

                       Coinmach Corporation
                       303 Sunnyside Boulevard
                       Plainview, New York 11803
                       Attention:  Robert M. Doyle

                       with a copy to:

                       Coinmach Corporation
                       521 East Morehead Street
                       Charlotte, North Carolina  28202
                       Attention:  Stephen R. Kerrigan

                       with a copy to:

                       Mayer Brown & Platt
                       1675 Broadway
                       New York, New York  10019
                       Attention:  Robert S. Brody

                  (b)  if to the Collateral Agent:

                       Bankers Trust Company
                       31 West 52nd Street
                       New York, New York 10019
                       Attention:  Deal Administration

                  (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any Other Creditor, either (x) to the Representative for the Other Creditors, at such address as such Representative may have provided to the Borrower and the Collateral Agent from time to time, or (y) directly to the Other Creditors at such address as the Other Creditors shall have specified in writing to the Borrower and the Collateral Agent;

or, at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         Section 10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied any manner whatsoever unless in writing duly signed by each Pledgor affected thereby and the Collateral Agent (with the written consent of the Required Banks, or to the extent required by Section 13.12 of the Credit Agreement, all the Banks); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (y) the Bank Creditors as holders of the Credit Agreement Obligations or
(z) the Other Creditors as the holders of the Other Obligations; and the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or other Hedging Agreements.

         Section 10.3. Obligations Absolute. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Pledgor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 10.2 hereof; or
(c) any amendment to or modification of
any Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations; whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

         Section 10.4. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Collateral Agent, each Secured Creditor and each Pledgor and their respective successors and assigns, provided that no Pledgor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Required Secured Creditors or otherwise in compliance with the Credit Agreement and no Secured Creditor shall assign its rights hereunder except in accordance with the Credit Agreement. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

         Section 10.5.  Headings  Descriptive.   The  headings  of  the  several
sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 10.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         Section 10.8. Pledgor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of such Pledgor under or with respect to any Collateral except to the extent directly resulting from the Collateral Agent's gross negligence or willful misconduct or failure to act, in exercising its remedies hereunder, in a commercially reasonable manner.

         Section 10.9. Termination; Release. (a) After the Termination Date, this Agreement shall terminate and the Collateral Agent, at the request and expense of the Pledgors, will promptly execute and deliver to the applicable Pledgor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the applicable Pledgor (without recourse and without any representation or warranty) such of the

Collateral of such Pledgor as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement or in connection with an investment made by any Pledgor in accordance with Section 9.05(j) of the Credit Agreement or in connection with a Spinoff Guarantor Release Event or is otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with, and to the extent required by, the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the applicable Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

         (c) At any time that any Pledgor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.9(b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b).

         (d) The Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Collateral by it in accordance with this Section 10.9.

         Section 10.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

         Section 10.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                      COINMACH CORPORATION,
                                        as Pledgor and Borrower


                                      By:    /s/ Robert M. Doyle
                                         --------------------------------------
                                            Name: Robert M. Doyle
                                            Title: CFO


                                      SUPER LAUNDRY EQUIPMENT CORP.,
                                        as Pledgor and Guarantor


                                      By:     /s/ Robert M. Doyle
                                          --------------------------------------
                                            Name: Robert M. Doyle
                                            Title: CFO


                                      GRAND WASH & DRY LAUNDERETTE, INC.,
                                        as Pledgor and Guarantor


                                      By:    /s/ Robert M. Doyle
                                         --------------------------------------
                                            Name: Robert M. Doyle
                                            Title: CFO


                                      BANKERS TRUST COMPANY,
                                        as Collateral Agent

                                      By:    /s/ Mary Kay Cole
                                         --------------------------------------
                                            Name: Mary Kay Cole
                                            Title: Managing Director



                                      -35

                                    EXHIBIT 1

                              [Name of New Pledgor]
                            [Address of New Pledgor]


                                                                          [Date]

[Name and Address
of Lender]

Ladies and Gentlemen:

                  Reference is made to that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security
Agreement), dated as of January 25, 2002, among Coinmach Corporation (the "Borrower"), each of the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement, and Bankers Trust Company, as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent").

                  This letter supplements the Security Agreement and is delivered by the undersigned, ______________ (the "New Pledgor"), pursuant to
Section 2.9 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement and without limiting the generality of the foregoing, hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes, with respect to itself, each of the representations and warranties and agrees, with respect to itself, to each of the covenants applicable to the Pledgors contained in the Security Agreement.

                  Attached hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor. Such supplements shall be deemed to be part of the Perfection Certificate.

                  This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.





                                    Exh. 1-2

                  IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                                     [NEW PLEDGOR]


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY,
as Collateral Agent

By:
   -----------------------------------
   Name:
   Title:




                                    Exh. 1-3